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                                                                        Total Control Products, Inc. and Subsidiaries
                                                                              Computation of earnings per share

                                                                                          March 31,
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
COMPUTATION OF NET INCOME (LOSS) PER SHARE:                                    1995           1996                1997
                                                                               ----           ----                ----
Net income (loss) available for common shareholders. . . . . . . . .     $  514,000     $ (608,964)        $(10,625,477)
Interest on convertible debt, net of tax benefit . . . . . . . . . .         10,800              - (a)                - (a)
                                                                         ----------     ----------         ------------
Net income (loss) adjusted for "as if converted"
  common stock equivalents . . . . . . . . . . . . . . . . . . . . .     $  524,800     $ (608,964)        $(10,625,477)
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Weighted average shares outstanding, excluding
 SAB 83 shares issued. . . . . . . . . . . . . . . . . . . . . . . .      4,544,678      4,622,076            4,795,787

Non-SAB 83 option grants (granted prior to 12/20/95) . . . . . . . .          9,252              - (a)                - (a)

Conversion of subordinated debentures. . . . . . . . . . . . . . . .        407,240              - (a)                - (a)

SAB 83 shares. . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,003,591      1,003,591            1,003,591
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Adjusted weighted average shares outstanding . . . . . . . . . . . .      5,964,761      5,625,667            5,799,378
                                                                         ----------     ----------         ------------
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Net income (loss) per share. . . . . . . . . . . . . . . . . . . . .     $     0.09     $    (0.11)        $      (1.83)
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COMPUTATION OF PRO FORMA NET LOSS PER SHARE:
Pro forma net loss as calculated on statement of operations. . . . . . . . . . . . . . . . . .             $ (1,555,440)
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Weighted average shares outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                5,799,378
Dilutive options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    -
Debt conversion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  371,827
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Pro forma weighted average shares outstanding. . . . . . . . . . . . . . . . . . . . . . . . .                6,171,205
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Pro forma net loss per share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $      (0.25)
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(a) Not considered in earnings per share calculation as effect would be anti-dilutive.

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